Ackerman & Co.
10 Glenlake Parkway
South Tower - Suite 1000
Atlanta, Georgia 30328
770.913.3900

Standard Office Lease Agreement

THIS LEASE is made this 20th day of July, 2007, by and among NARMADA PARTNERS, LLC (hereinafter “Landlord”), and SIMTROL, INC. (hereinafter “Tenant”).

1.  PREMISES.

Landlord, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, provided for and contained hereinafter to be paid, kept, and performed by Tenant, leases and rents unto Tenant and Tenant hereby rents and leases from Landlord the following described space in 520 Guthridge Court (hereinafter called the “Building”) being approximately 10,000 rentable square feet located at Suite 250, 520 Guthridge Court, Norcross, Gwinnett County, Georgia 30092, (hereinafter the “Premises”). The Premises are more particularly described and shown on Exhibit “A” as attached hereto and made a part hereof. No easement for light or air is granted hereunder. The “Land” shall mean that certain parcel of real property as is more particularly described on Exhibit “E” attached hereto and made a part hereof, and upon which the Building is located. The “Project” shall include all improvements now or hereinafter constructed on the Land, including, without limitation, the Building, parking areas and other common areas.

2.  TERM.

The Tenant shall have and hold the Premises for a term of sixty (60) months beginning on the 1st day of September, 2007, and ending on the 31st day of August, 2012, at midnight, unless sooner terminated as hereinafter provided, or unless adjusted pursuant to Paragraph 7 (hereinafter the “Term”).

3.  RENTAL AND COVENANTS TO PAY RENT.

(a) Tenant shall pay to Landlord at 520 Guthridge Court, Suite 200, Norcross, Georgia 30092 or at such other place as Landlord may designate in writing without demand, deduction, or set-off, an annual rental of One Hundred Thirty-seven Thousand Four Hundred Ninety-nine and 96/100 Dollars ($137,499.96) (hereinafter “Base Rental”), payable in equal monthly installments of Eleven Thousand Four Hundred Fifty-eight and 33/100 Dollars ($11,458.33) in advance on the first day of each calendar month during the Term subject to adjustment as provided in this paragraph. However, the rental shall be no less than the Base Rental as specified above. Rental for any period during the Term which is for less than one month shall be a prorated portion of the monthly rental due.

(b)	Base Rental shall escalate as follows:

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“Base Rental”: Throughout the Term of this Lease, Tenant shall pay base rental to Landlord calculated as follows:

Rental Period	Monthly	Annually
9/1/07- 8/31/08	$11,458.33	$137,500.00
9/1/08- 8/31/09	$11,802.08	$141,625.00
9/1/09- 8/31/10	$12,154.00	$145,848.00
9/1/10- 8/31/11	$12,516.67	$150,200.00
9/1/11- 8/31/12	$12,900.00	$154,800.00

(c) All payments, other than those specified above, as required in this Lease to be made by Tenant to Landlord shall be deemed to be and shall become additional rent hereunder, whether or not the same shall be designated as such and shall be due and payable along with usual rental payments subject to the same conditions and remedies as exist for said rental payments.

4. LATE CHARGES.

Other remedies for nonpayment of rental notwithstanding, time is of the essence of this Lease, and if Tenant pays rent on or after the sixth (6th) day of the month, a late charge equal to the greater of five percent (5%) of the monthly rent or One Hundred Dollars ($100.00) will be due as additional rent. In the event Tenant’s rent check is dishonored by the bank, Tenant agrees to pay Landlord $25.00 as a handling charge and, if applicable, the late charge, and Tenant shall deliver said monies to Landlord as specified in Paragraph 3. Dishonored checks must be replaced by cashier’s check, certified check, or money order. In the event more than one check is dishonored, Tenant agrees to pay all future rents and charges in the form of cashier’s check, certified check, or money order. Any other amounts payable to Landlord under this Lease, with the exception of rent, shall be considered past due thirty (30) days from Landlord’s billing date and Tenant shall pay a monthly service charge of five percent (5%) of the amount past due for that and each subsequent month that the amount remains past due. The parties agree that such charges represent a fair and reasonable estimate of the costs the Landlord will incur by reason of such late payment and/or returned check.

5. SECURITY DEPOSIT.

On the date of execution of this Lease by Tenant, Tenant will pay to Landlord the first full month’s Base Rental in the amount of $11,458.33 and a security deposit in the amount of $11,458.33. Landlord shall have the right, but not the duty, to apply any part of said deposit to cure any default of Tenant and if Landlord does so, Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the Term of this Lease to be held in an escrow account. Landlord shall have the right, but not the duty, to hold said security deposit in an interest bearing escrow account and retain any interest accrued. In the event of a sale of the Building or a lease of the Building, subject to this Lease, Landlord shall transfer the security deposit to the new landlord, and the Tenant shall attorn to the new landlord and the present Landlord shall thereupon be released from all liability for the return of such security deposit, and Tenant shall look solely to the new landlord for the return of such security deposit and this provision shall apply to every transfer or assignment made of the security deposit to a new landlord. The security deposit under this Lease shall not be assigned or encumbered by Tenant without the written consent of the Landlord and any such assignment or encumbrance without the Landlord’s written consent shall be void. Such security deposit shall be returned to Tenant within thirty (30) days following the end of the Term of this Lease provided that Tenant has performed Tenant’s obligations under this Lease and provided that no defective conditions, including any structural defects, other than normal wear and tear and casualty, are left unrepaired by Tenant and that Tenant does not owe Landlord any debts. Any portion of the security deposit not required to reimburse Landlord for Landlord’s expense in repairing defective conditions caused by Tenant, or for paying amounts owed by Tenant to Landlord, shall be refunded to Tenant as provided above.

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6. REIMBURSEMENT FOR OPERATING EXPENSES OF LANDLORD.

A. Operating Expenses. In addition to the Base Rental payable hereunder, Tenant agrees to reimburse Landlord, as Additional Rent hereunder, for Tenant’s share of all operating expenses (the “Operating Expenses”) as described in Exhibit “C” attached hereto and by this reference made a part hereof, of maintaining and operating, directly or indirectly, the Building over and above the 2007 Base Year Operating Expenses.

B. Tenant’s Share. For purposes of calculating Tenant’s share of all Operating Expenses for the Project other than electrical costs allocated to the Premises, Tenant’s share shall be 25%. For purposes of calculating Tenant’s share of electrical costs allocated to the Premises, Tenant’s share shall equal 50% of the electrical costs for the second floor of the Building. Landlord represents that the electrical consumption for the second floor of the Building is separately metered.

C. Tenant’s Share of the Operating Expenses. On or before March 1, 2009 and on or before each March 1st thereafter during the Term, Landlord shall furnish to Tenant a statement of Operating Expenses for the prior calendar year. Within thirty (30) days following Tenant’s receipt of such statement but in any event on or before the following April 1st, Tenant shall pay to Landlord, as Additional Rent, an amount equal to the excess, if any, of Tenant’s Share of Operating Expenses for such calendar year over Tenant’s Share of the 2007 Base Year Operating Expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the Additional Rent payable by Tenant pursuant to this Paragraph shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to three hundred sixty-five (365).

D. Additional Taxes. Rent and all other charges to be paid by Tenant hereunder, Tenant shall pay to Landlord, upon demand as Additional Rent hereunder, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (i) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures, improvements (whether constructed by Landlord or Tenant) and other personal property located in the Premises; (ii) upon, measured by or reasonably attributable to the Rent payable hereunder, or any component thereof, including, without limitation, any gross income tax or excise tax levied by the City of Norcross, County of Gwinnett, the State of Georgia, the Federal Government or any other federal, state, county, municipal or other governmental body with respect to the receipt of such rent; (iii) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; and (iv) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

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7. COMMENCEMENT.

The date on which possession of the Premises is taken by Tenant (hereinafter “Commencement Date”) will establish the commencement of rent on this Lease if possession is taken before the 1st day of September, 2007 (the “Scheduled Commencement Date”). If for any reason Landlord fails to deliver the Premises ready for occupancy on the above date, this Lease shall remain in full force and effect and Landlord shall have no liability to Tenant due to delay in occupancy and rental shall commence when the premises are ready for occupancy. Moreover, the Term of this Lease shall be proportionately extended for an additional period of time to the end that this Lease shall provide for a full Term as herein provided. If a delay in having the Premises ready for occupancy is caused by Tenant, or if the Premises are ready for occupancy on the above date but Tenant does not take occupancy, rental in either case will commence as of the above date, unless specified otherwise herein.

Notwithstanding anything to the contrary contained in this Lease, in the event Landlord fails to deliver possession of the Premises to Tenant with the Premises Improvements substantially complete on or before the Scheduled Commencement Date, and provided such failure is not caused by a Tenant Delay and/or Force Majeure (each as defined in this Lease), then as Tenant’s sole and exclusive remedy, Tenant shall receive a rental credit to be applied to Base Rental first coming due under this Lease in an amount equal to one day of Base Rental for each day following the Scheduled Commencement Date to and through the date Landlord delivers possession of the Premises to Tenant with the Premises Improvements substantially complete.

8. ACCEPTANCE OF PREMISES.

Landlord and Landlord’s Broker have made no representations or promises with respect to the Building, the Premises, or this Lease except as herein expressly set forth. The taking of possession of the Premises by Tenant shall be conclusive evidence that Tenant accepts the Premises “as is” and that the Premises and the Building are suitable for the use intended by Tenant and were in good and satisfactory condition at the time such possession was so taken, excluding any punch list items.

9. REPAIR BY TENANT AND REMOVAL OF IMPROVEMENTS AND ALTERATIONS UPON TERMINATION.

(a) Tenant will, at Tenant’s expense, take good care of the Premises and the fixtures and appurtenances therein, and will cause no active or permissive waste or injury thereof; and Tenant shall, at Tenant’s expense, but under the direction of Landlord, promptly repair any damage to the Premises or the Building caused by the misuse or neglect thereof, or by persons permitted on the Premises by Tenant, or Tenant moving in or out of the Premises.
(b) Tenant will not, without Landlord’s written consent, make any alterations, additions, or improvements in or about the Premises and will not do anything to or on the Premises which will increase the rate of fire insurance on the Building. All alterations, additions, or improvements (including but not limited to carpets, window treatments, and window treatment hardware) made or installed by Tenant to the Premises shall become the property of Landlord at expiration of the Term of this Lease, or any extensions or renewals thereof. Landlord reserves the right to require Tenant to remove any improvements or additions made to the Premises by Tenant; Tenant further agrees to do so prior to the expiration of the Term or within thirty (30) days after notice from Landlord, whichever shall be later, provided that Landlord gives such notice no later than thirty (30) days after expiration of the Term of this Lease, or any extensions or renewals thereof.

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(c) No later than the last day of the Term, Tenant will remove all of Tenant’s personal property and trade fixtures and repair all damage done by or in connection with the installation or removal of said property and will surrender the Premises (together with all keys to the Premises) in as good a condition as existed at the beginning of the Term, reasonable wear and tear, damage by fire, the elements, or casualty excepted. All property of Tenant remaining on the Premises after expiration of the Term shall be deemed conclusively abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of such removal, subject, however, to Landlord’s right to require Tenant to remove any improvements or additions made to the Premises by Tenant pursuant to sub-paragraph (b) of this Section 9.
(d) In doing any work of any nature in, to, or about the Premises, Tenant will use the only contractors or workmen approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall promptly cause the removal of any lien for material or labor claimed to be furnished to Premises at Tenant’s request.

10. REPAIRS AND MAINTENANCE OF THE BUILDING.

Landlord shall provide for the cleaning, repair, and maintenance of the public portions of the Building. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character on the Premises during the Term of this Lease, except repairs to the exterior walls, corridors, windows, roof, and other structural elements and equipment of the Building, and such additional maintenance as may be necessary because of damage by persons other than Tenant, its brokers, employees, invitees, or visitors. Landlord shall not be liable to Tenant for losses due to theft or burglary or for damages done by unauthorized persons on the Premises.

11. USE.

Tenant shall use the Premises for general office operation and for all lawful activities normally incidental thereto and related to the conduct of Tenant’s business, but for no other purposes. Tenant shall not use or occupy the Premises, or permit the Premises to be used or occupied, in violation of any ordinance, law, or regulation of any governmental body, or in any manner which would vitiate or increase the premium charged for insurance on the Premises or the Building or that would cause damage to the Building, or that would constitute a public nuisance, or that would disturb the quiet enjoyment of the other tenants of the Building.

12. SERVICES - WATER, CLEANING, AND ELECTRICITY.

Landlord shall furnish the following services without additional charge:
(a) Heat and air conditioning in Landlord’s reasonable judgment sufficient to reasonably cool or heat the Premises, at the proper season, during standard building hours (8:00 A.M. to 6:00 P.M. on Mondays through Fridays, inclusive and 8:00 A.M. to 1:00 P.M. on Saturdays) on normal business days, except holidays observed by national banks as legal holidays; provided, however Tenant shall have sole control over the thermostat serving Tenant’s server room within the Premises. In the event Tenant desires heat and/or air conditioning for the Premises during non-building standard hours, Tenant shall notify Landlord in advance and Landlord shall provide additional after-hours heating and air conditioning services to the Premises.

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(b) Restroom facilities including water, paper towels, and a commercially reasonable amount of toilet tissue;
(c) Janitorial services each Monday through Friday, except holidays observed by national banks as legal holidays;
(d) Electric current sufficient to meet Tenant’s specifications as set forth in Tenant’s Plans (as defined in Section 2 of Exhibit “B”). Tenant will not use any electrical equipment which in Landlord’s opinion will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Except as otherwise expressly set forth in Tenant’s Plans, Tenant will not, without Landlord’s prior written consent in each instance (which shall not be unreasonably withheld) connect any additional items (such as electric heaters, data processing equipment, or copy machines) to the Building’s electrical distribution system, or make any alterations or additions to such system. Should Landlord grant such consent, all additional circuits or equipment required therefore shall be provided by Landlord and the reasonable cost thereof shall be paid by Tenant upon Landlord’s demand. In addition to the foregoing, in the event Tenant uses electrical current in excess of the amount set forth herein, Tenant shall be responsible for all additional costs related to such excess usage;
(e) If Tenant uses an excessive amount of any of the services enumerated in this Section 12, then Landlord reserves the right to charge Tenant as additional rent a reasonable sum for such excess;
(f) Landlord shall in no way be liable for cessation of any of the above services caused by strike, accident, or reasonable breakdown, nor shall Landlord be liable for damages resulting from any of the fixtures or equipment in the Building being out of repair, or for injury to person or damage to property, caused by any defects in the electrical equipment, heating, ventilating, and air conditioning system, water apparatus, or for any damages arising out of failure to furnish the services enumerated in this Section 12.

13. DESTRUCTION OF OR DAMAGE TO PREMISES.

If the Premises are made untenantable in whole or in part by fire or other casualty, the rent, until repairs shall be made or this Lease is terminated as hereinafter provided, shall be abated on a per diem basis and prorated according to the part of the Premises which is actually used by Tenant, if any; provided, however such abatement shall only occur if such fire or other casualty was not caused by the fault or negligence of the Tenant, its contractors, invitees, brokers, or employees. If such damage shall be so extensive that the Premises cannot be restored by Landlord within a period of one hundred twenty (120) days (as evidenced by a written declaration from Landlord to Tenant), then Tenant shall have the right to cancel this Lease by notice to Landlord at any time within thirty (30) days after the date of such damage. If such damage is so extensive that, in Landlord’s reasonable judgment, repair of such damage or destruction would not be economically feasible, then Landlord will have the right to cancel this Lease by notice to Tenant at any time within thirty (30) days after the date of such damage. If this Lease is not so terminated, the Landlord will promptly repair the damage at the Landlord’s expense.

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14. RULES AND REGULATIONS.

Tenant will faithfully observe and comply with the “Rules and Regulations”, known as Exhibit “D”, attached hereto and made a part hereof, and such further reasonable rules and regulations as Landlord may prescribe, on written notice to Tenant, for the safety, care, and cleanliness of the Building, and the comfort, quietness, and convenience of other occupants of the Building.

15. EVENTS OF DEFAULT.

The happening of any one or more of the following events (hereinafter any one of which may be referred to as an “Event of Default”) during the Term of this Lease, or any renewal or extension thereof, shall constitute a breach of this Lease on the part of the Tenant:
(a) Tenant fails to pay within five (5) days of when due the rental as provided for herein, and such failure continues for an additional seven (7) days following written notice from Landlord;  provided, however, Landlord shall only be obligated to provide written notice and such cure period three (3) times in any twelve (12) consecutive month period, and the fourth (4th) and any subsequent failure to pay rental within five (5) days of when due during any twelve (12) consecutive calendar month period shall be deemed an immediate Event of Default;
(b) Tenant abandons or vacates the Premises;
(c) Tenant fails to comply with or abide by and perform any other obligation imposed upon Tenant under this Lease, and such failure continues in excess of thirty (30) days following written notice provided, however, in the event such failure cannot be reasonably cured within such thirty (30) day period, Tenant shall be granted such additional time as is reasonably necessary provided Tenant immediately commenced such cure following written notice and Tenant diligently and continuously pursues completion of such cure;
(d) Tenant is adjudicated bankrupt or files for bankruptcy protection;
(e) A permanent receiver is appointed for Tenant’s property and such receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain such removal;
(f) Tenant either voluntarily or involuntarily takes advantage of any debt or relief proceedings under the present or future law, whereby the rent or any part thereof is, or is proposed to be reduced or payment thereof deferred;
(g) Tenant makes an assignment for benefit of creditors; or
(h) Tenant’s effects are levied upon or attached under process against Tenant, which is not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof.

16. REMEDIES UPON DEFAULT.

Upon the occurrence of an Event of Default, Landlord, in addition to any and all other rights or remedies it may have at law or in equity, shall have the option of pursuing any one or more of the following remedies:
(a) Landlord may terminate this Lease by giving notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the Term of this Lease, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination and Tenant shall surrender the Premises to Landlord on the date specified in such notice;

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(b) Landlord may terminate this Lease as provided in Paragraph 16(a) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including, without limitation, a sum which, at the date of such termination, represents the then value of the excess, if any, of (i) the monthly rental and additional rent for the period commencing with the day following the date of such termination and ending with the date hereinbefore set for the expiration of the full Term hereby granted, or (ii) the aggregate reasonable rental value of the Premises (less reasonable brokerage commissions, attorneys’ fees, and other costs relating to the reletting of the Premises) for the same period, all of which excess sum shall be deemed immediately due and payable.
(c) Landlord may, without terminating this Lease, declare immediately due and payable all monthly rental and additional rent due and coming due under this Lease for the entire remaining term hereof, together with all other amounts previously due, at once; provided, however, that such payment shall not be deemed a penalty or liquidated damages but shall merely constitute payment in advance of rent for the remainder of said term; upon making such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants and subtenants on account of the Premises during the Term of this Lease, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this clause (c) less all costs, expenses and attorneys’ fees of Landlord incurred in connection with the reletting of the Premises; or
(d) Landlord may, from time to time without terminating this Lease, and without releasing Tenant in whole or in part from Tenant’s obligation to pay monthly rental and additional rent and perform all of the covenants, conditions and agreements to be performed by Tenant as provided in this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and, after making such alterations and repairs, Landlord may, but shall not be obligated to, relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable or acceptable; upon each reletting, all rentals received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys’ fees, and of costs of such alterations and repairs; third, to the payment of the monthly rental and additional rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied against payments of future monthly rental and additional rent as the same may become due and payable hereunder; in no event shall Tenant be entitled to any excess rental received by Landlord over and above charges that Tenant is obligated to pay hereunder, including monthly rental and additional rent; if such rental received from such reletting during any month is less than those to be paid during the month by Tenant hereunder, including monthly rental and additional rent, Tenant shall pay any such deficiency to Landlord, which deficiency shall be calculated and paid monthly; Tenant shall also pay Landlord, as soon as ascertained and upon demand, all costs and expenses incurred by Landlord in connection with such reletting and in making any alterations and repairs which are not covered by the rentals received from such reletting; notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

Tenant acknowledges that the Premises are to be used for commercial purposes, and Tenant expressly waives the protections and rights set forth in Official Code of Georgia Annotated Section 44-7-52.

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Notwithstanding anything to the contrary contained herein, Landlord agrees to use commercially reasonable efforts to mitigate its damages in the event of an Event of Default; provided, however in no event shall Landlord be obligated to favor the Premises over any other vacant space in the Building.

17. ASSIGNMENT AND SUBLETTING.

Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than the Tenant. Consent to any assignment or sublease shall not impair this provision and all later assignments or subleases shall be made likewise only on the prior written consent of Landlord. The assignee of Tenant, at the option of Landlord, shall become liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Consent to any assignment or sublease shall nullify any lease options or first rights of refusal. Notwithstanding the foregoing but subject to the terms and conditions set forth herein, Tenant may assign this Lease or sublet the Premises or any portion thereof, without restrictions, to any partnership, corporation or limited liability company which controls, is controlled by, or is under common control with Tenant, to any partnership, corporation or limited liability company resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant provided that in any such event such assignee (i) has a net worth equal to or greater than the net worth of Tenant as of the date of this Lease, and (ii) assumes in writing all of Tenant’s obligations under this Lease.

18. EMINENT DOMAIN.

If all or any part of Premises or the land on which Building stands or any estate therein are taken by virtue of eminent domain or conveyed or leased in lieu of such taking, this Lease shall expire on the date when title shall vest, or the term of such lease shall commence, and any rent paid for any period beyond said date shall be repaid to Tenant. It is expressly agreed that the Tenant shall not have any right or claim of any award made to or received by the Landlord for such taking. The widening of streets abutting the land on which the Building stands shall not affect this Lease, provided no part of the Building is so taken. Nothing herein contained, however, shall preclude Tenant from claiming, proving, and receiving from the condemning authority a separate award for the value of any of Tenant’s personal property taken which Tenant could have rightfully removed from the Premises hereunder and for relocation and moving expenses, so long as the Landlord’s award is not thereby reduced.

19. LANDLORD’S ENTRY OF PREMISES.

Landlord may enter the Premises with prior notice, except in case of emergencies, at reasonable hours with prospective purchasers or tenants, or to inspect the Premises, or to make repairs required by Landlord under the terms hereof or repairs to adjoining space within the Building.

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20. TRANSFER OF TENANTS.

Intentionally omitted.

21. SUBORDINATION.

Landlord may, from time to time, grant first lien deeds of trust, security deeds, mortgages, or other first lien security interests covering its estate in the Building (each a “Mortgage”). Tenant agrees that this Lease shall be subject and subordinate to each Mortgage, including any modifications, extensions, renewals thereof and advances thereunder from time to time in effect. The foregoing provisions shall be self operative, and no further instrument of subordination shall be required to make this Lease subject and subordinate to any Mortgage. Tenant shall, upon request, from time to time execute and deliver to Landlord or the holder of any Mortgage any instrument requested by Landlord or the holder of such Mortgage to evidence the subordination of this Lease to any such Mortgage. Tenant agrees to recognize and attorn to any party succeeding to the interest of Landlord as a result of the enforcement of any Mortgage, and be bound to such party under all the terms, covenants, and conditions of this Lease, for the balance of the Term of this Lease, including any extensions or renewals thereof, with the same force and effect as if such party were the original Landlord under this Lease. Upon the request of Landlord, Tenant agrees to execute a subordination and attornment agreement incorporating the provisions set forth above and otherwise in form reasonably acceptable to Landlord.

22. INDEMNITY AND INSURANCE.

Tenant agrees to and hereby does indemnify and save Landlord harmless against all claims for damages to persons or property by reason of Tenant’s use or occupancy of the Premises, and all expenses incurred by Landlord because thereof, including attorneys’ fees and court costs. Supplementing the foregoing and in addition thereto, Tenant shall during the Term of this Lease and any extension or renewal thereof, and at Tenant’s expense, maintain in full force and effect comprehensive general liability insurance with limits of $500,000.00 per person and $1,000,000.00 per incident, and property damage limits of $100,000.00, which insurance shall contain a special endorsement recognizing and insuring any liability accruing to Tenant under the first sentence of this Paragraph 22, and naming Landlord as additional insured. Tenant shall provide evidence of such insurance to Landlord prior to the commencement of the Term of this Lease. Landlord and Tenant each hereby release and relieve the other, and waive its right of recovery, for loss or damage arising out of or incident to the perils insured against which perils occur in, on, or about the Premises, whether due to the negligence of Landlord or Tenant or their Brokers, employees, contractors, and/or invitees, to the extent that such loss or damage is within the policy limits of said comprehensive general liability insurance. Landlord and Tenant shall, upon obtaining the policies of insurance required, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

23. RIGHTS CUMULATIVE.

All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative and not restrictive of those given by law.

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24. HOLDING OVER.

If Tenant remains in possession of the Premises after expiration of the Term hereof, with Landlord’s acquiescence and without any express agreement of the parties, Tenant shall be a tenant at will at the rental rate which is in effect at the end of this Lease and there shall be no renewal of this Lease by operation of law. If Tenant remains in possession of the Premises after expiration of the Term hereof without Landlord’s written consent, Tenant shall be a tenant at sufferance. In the event Tenant remains in possession of the Premises after the expiration of the Term hereof, with Landlord’s written consent, then Tenant shall be deemed a month-to-month tenant with such tenancy terminable upon thirty (30) days advance written notice by either party. In any event, during any such holdover and commencing on the date following the date of such expiration, the monthly rental payable under Section 3 above shall for each month, or fraction thereof during which Tenant so remains in possession of the Premises, be one hundred fifty percent (150%) of the monthly rental otherwise payable under Section 3 above.

25. WAIVER OF RIGHTS.

No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance by Tenant of its obligations hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof.

26. SECTION TITLES.

The section titles in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

27. NOTICE.

(a) Any notice by either party to the other required or permitted under this Lease shall be valid only if in writing and shall be deemed to be duly given only if delivered personally or sent by registered or certified mail addressed (1) if to Tenant, at the Premises, and (2) if to Landlord, at the address set forth herein, or at such other address for either party as that party may designate by notice to the other; notice shall be deemed given, if delivered personally, upon delivery thereof, and if mailed upon the mailing thereof.
(b) Tenant hereby appoints as its agent to receive service of all dispossessory or distrain proceedings, the person in charge of the Premises at the time of occupying the Premises; and if there is no person in charge or occupying same, then such services may be made by attachment thereof on the main entrance to the Premises.

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28. DEFINITIONS.

“Landlord” as used in this Lease shall include the undersigned, its heirs, representatives, assigns, and successors in title to the Premises. “Tenant” shall include the undersigned, its heirs, representatives, and successors, and if this Lease is validly assigned or sublet, shall also include Tenant’s assigns or subtenant covered by such assignment or sublease. “Broker” and “Co-Broker” shall include the undersigned, their successors, assigns, heirs, and representatives. “Landlord”, “Tenant”, “Broker” and “Co-Broker” include male and female, singular and plural, corporation, partnership, or individual, as may fit the particular parties.

29. ENTIRE AGREEMENT.

This Lease contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect. No subsequent alteration, amendment, change, or addition to this Lease, except as to changes or additions to the Rules and Regulations described in Paragraph 14, shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

30. ATTORNEYS’ FEES.

In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to recover reasonable attorneys’ fees to be fixed by the court in such action or proceeding, in an amount at least equal to fifteen percent (15%) of any damages due from the non-prevailing party. Furthermore, Landlord and Tenant agree to pay the attorneys’ fees and expenses of (a) the other party to this Lease (either Landlord or Tenant) if it is made a party to litigation because of its being a party to this Lease and when it has not engaged in any wrongful conduct itself, and (b) Broker, if Broker is made a party to litigation because of its being a party to this Lease and when Broker has not engaged in any wrongful conduct itself.

31. LIMITATION ON BROKER’S SERVICES AND DISCLAIMER.

ACKERMAN & CO. (“Broker”), and CB RICHARD ELLIS, INC. (“Co-Broker”) are the only brokers involved in the procurement of this Lease. Tenant must look solely to Landlord regarding all covenants and agreements contained herein, and Broker and Co-Broker shall never be liable to Tenant regarding any matter which may arise by virtue of this Lease.

32. NO ESTATE IN LAND.

This Lease shall create the relationship of landlord and tenant between the parties hereto. Tenant has only a usufruct not subject to levy and sale, and not assignable by Tenant except by Landlord’s consent.

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33. TIME OF ESSENCE.

Time is of the essence of this Lease.

34. REAL ESTATE COMMISSION.

Landlord agrees to pay to Broker and Co-Broker for negotiating this Lease, a commission as agreed to in a separate agreement. Tenant warrants and represents that it has had no dealings with any broker or broker(s) in connection with this Lease, other than Broker and Co-Broker and Tenant covenants to pay, hold harmless, and indemnify Landlord from and against any and all cost, expense, or liability for any compensation, commissions, or charges claimed by any broker or broker(s) on behalf of the Tenant with respect to this Lease or negotiations thereof, other than Broker and Co-Broker.

35. EXCULPATION OF LANDLORD.

Landlord’s obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord’s interest in the Building, and neither Landlord nor any joint ventures, partners, officers, directors, employees, or shareholders of or in Landlord shall have any personal liability whatsoever with respect to this Lease.

36. CERTAIN ENVIRONMENTAL MATTERS.

(a) Tenant shall not use, store, treat, discard, or dispose of any hazardous substances in or about the Premises. For purposes of this Lease, “hazardous substances” shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the Environmental Protection Agency (EPA) and the list of toxic pollutants designated by Congress or the EPA under any applicable environmental law or legislation; as such lists may be supplemented, amended, or newly enacted from time to time. To the extent that any of the applicable environmental laws of the State of Georgia establish a meaning for “hazardous substances” which is broader than that specified in any federal legislation or laws, such broader meaning shall apply. “Applicable environmental law” shall mean and include the collective aggregate of the following: any law, statute, ordinance, rule, regulation, order, or determination of any governmental authority or any board of fire underwriters (or body exercising similar functions) or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Premises pertaining to health or the environment.
(b) The occupancy, operation, and use of the Premises by Tenant shall not violate any applicable environmental laws, of any federal, state, local, or other governmental authority.

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(c) Without limiting the generality of the above, Tenant represents that it is not the subject of any pending or, to the best of Tenant’s knowledge, threatened investigation or inquiry by any governmental authority, or subject to any remedial obligations under any applicable environmental laws, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), the Resource Conservation and Recovery Act of 1987, as amended (“RCRA”), and any and all applicable state laws, and this representation and warranty would continue to be true and correct following disclosure to any applicable governmental authority of all relevant facts, conditions, and circumstances pertaining to the Tenant.
(d) Tenant represents that it is not required to obtain any permits, licenses, or authorization to occupy, operate, or use any portion of the Premises by reason of any applicable environmental laws.
(e) Tenant represents that it has not received any notice from any governmental authority with respect to any violation of any applicable environmental laws.
(f) Tenant shall not cause any violation of any applicable environmental laws, nor permit any sub-tenant of any portion of the Premises to cause such a violation, nor permit any environmental liens to be placed on any portion of the Building or the Premises.
(g) Tenant shall give notice to Landlord immediately upon (i) Tenant’s receipt of any notice from any governmental authority of a violation of any applicable environmental laws or upon acquiring knowledge of the receipt of any such notice by any sub-tenant of any portion of the Premises, and (ii) acquiring knowledge of the presence of any hazardous substances on the Premises in a condition that is resulting or could reasonably be expected to result in any adverse environmental impact, with a full description thereof. Tenant shall promptly comply with all applicable environmental laws requiring the notice, removal, treatment, or disposal of such hazardous substances, caused by or within the control of Tenant and provide the Landlord with satisfactory evidence of such compliance.

37. FORCE MAJEURE.

Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, theft, fire, public enemy, injunction, insurrection, court order, requisition, or any other causes or any kind whatsoever which are beyond the control of Landlord.

38. SEVERABILTIY.

The terms, conditions, covenants, and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

39. QUIET ENJOYMENT.

If Tenant shall pay the rent herein and other amounts to be paid by Tenant to Landlord, and will and faithfully keep, perform, and observe all of the covenants, agreements, and conditions herein stipulated to be kept, performed, and observed by Tenant, Tenant shall at all times during the term of the Lease have the peaceable and quiet enjoyment of the Premises without hindrance of Landlord or any person lawfully claiming under Landlord subject, however, to the terms of this Lease and any Mortgage placed on the property of which the Premises are a part.

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40. PURCHASE OF PROPERTY BY TENANT.

In the event that Tenant acquires title to the property of which the Premises are a part, or any part thereof, or any premises as an expansion of, addition to or substitution for the Premises at any time during the Term of this Lease, or any renewals thereof, or within six (6) months after the expiration of the term hereof or the extended term hereof, Landlord shall pay Broker a commission on the sale of the property in lieu of any further commission which otherwise would have been due under this Lease. Such commission, as negotiated between the parties, shall be six percent (6%) of the gross sales price, payable in full in cash at closing.

41. AGENCY DISCLOSURE.

Landlord and Tenant hereby acknowledge that Broker has acted as an agent for Landlord in this transaction and will be paid a commission by the Landlord and that Co-Broker has acted as an agent for Tenant in this transaction and will be paid a real estate commission by the Landlord.

42. NO OPTION.

The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease shall become effective only upon execution and delivery of a fully executed Lease by Landlord.

43. SPECIAL STIPULATIONS.

The Special Stipulations in Exhibit “B” shall, if conflicting with the foregoing provisions of this Lease, control.

[ SIGNATURES ON FOLLOWING PAGE ]

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IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

Signed, sealed and delivered in the presence of:	TENANT: SIMTROL, INC., a Delaware Corporation
By: /s/ Stephen Samp
Witness Signed, sealed and delivered in the presence of:	Name Printed: Stephen Samp
Its: Chief Financial Officer

Address: 520 Guthridge Court, Suite 250 Norcross, GA 30092
Phone: (678) 533-1242

LANDLORD: NARMADA PARTNERS, LLC
By: /s/ Dilip Naik
Witness	Name Printed: Dilip Naik
Its: Managing Partner

Address: 520 Guthridge Court, Suite 200
Norcross, GA 30092
Phone: 770-453-9190

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EXHIBIT “A”

DESCRIPTION OF PREMISES

[See attached]

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EXHIBIT “A-1”

PLANS

[See attached]

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EXHIBIT “B”

SPECIAL STIPULATIONS

1. LETTER OF CREDIT.

(a) Upon the execution and delivery of this Lease by Tenant, Tenant shall deliver to Landlord $100,000.00 (the “Additional Security Deposit”) in the form of a standby, unconditional, irrevocable letter of credit, naming Landlord and Landlord’s successors and assigns as beneficiary, issued by any well capitalized state or national bank having banking offices in Atlanta, Georgia and over $300,000,000 in assets for call-reporting purposes (a “Permitted Issuer”), permitting full or partial draws thereon by Landlord’s presentation of a request for draw and statement that an Event of Default (as defined in Section 15 of the Lease) then exists under this Lease and otherwise in form and content reasonably acceptable to Landlord (a “Qualified Letter of Credit”). Tenant shall from time to time cause its Qualified Letter of Credit to be renewed as a Qualified Letter of Credit or replaced with a new Qualified Letter of Credit no later than thirty (30) days (i) prior to any expiration date thereof so that a Qualified Letter of Credit remains in effect for thirty (30) days after the scheduled expiration date of the Term, or (ii) after the issuer of the Qualified Letter of Credit then posted with Landlord ceases to qualify as a Permitted Issuer. If Tenant fails timely to renew or replace any letter of credit as required in the preceding sentence, then, in addition to any other remedy set forth in the Lease, Landlord shall have the right to draw on such letter of credit and to retain the amounts so drawn as security for the faithful performance by Tenant of all the terms and conditions of this Lease on the part of Tenant to be performed during the Term. In the event Landlord draws on such letter of credit in accordance with the foregoing sentence, Landlord shall hold such funds as an additional Security Deposit in compliance with Section 5 of this Lease. Landlord may draw upon the letter of credit and apply the proceeds thereof to cure any uncured Event of Default under this Lease.

(b) The Additional Security Deposit is not an advance payment of rent or a measure or limit of Landlord’s damages upon an Event of Default. Landlord may, from time to time and without prejudice to any other remedy otherwise available to Landlord, use an amount of the Additional Security Deposit not to exceed the amount of the default to cure any Event of Default. Notwithstanding the foregoing, in the event of an Event of Default by Tenant, Landlord shall have the right to draw down the Additional Security Deposit in such amount as Landlord reasonably estimates shall be required to cure such Event of Default. Following any such application of the Additional Security Deposit, Tenant shall either (i) restore the letter of credit to the full amount required hereunder, or (ii) pay to Landlord on demand such amount so applied which shall be held by Landlord as an additional Security Deposit in accordance with the terms of Section 5 of this Lease.

(c) The Additional Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in this Lease and the transferee assumes Landlord’s obligations under this Lease accruing after the date of the transfer, then Landlord may assign the Additional Security Deposit to the transferee and Landlord thereafter shall have no further liability with regard to the Additional Security Deposit, including the return thereof. Any failure to present or delay in presenting any draft pursuant to the Qualified Letter of Credit shall not constitute a waiver of Landlord’s right to present such draft or exercise any other right or remedy available to Landlord at law or under the terms of this Lease.

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(d) Notwithstanding anything to the contrary contained herein, provided that no Event of Default has occurred under this Lease for each twelve (12) full calendar month period following the Commencement Date of this Lease, then upon Tenant’s written request, Landlord shall join in a letter from Tenant instructing the issuer of the Qualified Letter of Credit to decrease the amount of the letter of credit by $20,000.00. If an Event of Default shall have occurred at any time during the first twelve (12) full consecutive calendar months of the Term of this Lease, or any twelve (12) consecutive calendar month period thereafter, Landlord shall not be required to join in any subsequent letter instructing the issuer of the Qualified Letter of Credit to decrease the Qualified Letter of Credit nor shall Tenant be entitled to decrease the Qualified Letter of Credit and Tenant’s obligation to maintain a Qualified Letter of Credit in accordance with subsection (a) above shall continue for the duration of this Lease.

2. IMPROVEMENTS.

(a) Notwithstanding anything to the contrary contained or implied in the Lease, hereby, Tenant agrees that, except as specifically and expressly provided in Subsection 2(b) below, it will accept possession of the Premises, in an “AS IS, WHERE IS” condition, and that no representations, warranties, or inducements, with respect to any condition of the Premises have been made by Landlord, or its designated representatives, to Tenant, or its designated representatives. In furtherance of the foregoing, Tenant hereby acknowledges that, except as specifically and expressly provided in Subsection 2(b) below, no promises to decorate, alter or improve the Premises either before or after the execution of this Lease have been made to Tenant, or its designated representatives, by Landlord, or its designated representatives.

(b) Provided Tenant is not in default of the Lease, and subject to and upon the terms and conditions set forth herein, Landlord agrees to construct certain improvements (the “ Premises Improvements”) in the Premises at Landlord’s cost and expense in accordance with the plans prepared by M. Christopher Baldwin dated June 20, 2007, and attached hereto as Exhibit “A-1” (the “Plans”). Tenant acknowledges and agrees that if Tenant desires any improvements to the Premises Improvements in excess of or different from the Plans (“Changes”), such Changes shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld provided the same are not structural in nature. Tenant shall be responsible for the costs of such Changes (including, without limitation, design, construction and construction management costs, and any architectural fees, space planning, engineering fees and construction management fees), and of any delays resulting there from, all of which costs shall be payable at the time Tenant authorizes such Changes to be performed in the Premises (i.e., upon Tenant’s approval of the final working drawings and specifications and/or Tenant’s and Landlord’s approval of any change order in connection with such Changes). Any approval by Landlord of, or consent by Landlord to, the Plans or other items to be submitted to and/or reviewed by Landlord pursuant to this Lease, shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto, and such approval or consent shall not constitute the assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of the Plans, and shall not imply any acknowledgment, representation or warranty by Landlord that the design is safe, feasible, structurally sound or will comply with any legal or governmental requirements, and Tenant shall be responsible for all of the same. Subject to the foregoing, Tenant’s occupancy of any portion of the Premises shall be conclusive evidence that Tenant has accepted the Premises and shall be deemed conclusively to establish that Landlord’s construction obligations with respect to the Premises have been completed in accordance with the Plans.

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(c) If Landlord shall be delayed in substantially completing Landlord’s construction of the Premises Improvements as a result of: (i) the incorporation by Tenant of any non-building standard materials, finishes or installations into the work contemplated by the Plans; (ii) Tenant’s Changes to the Plans; (iii) Tenant’s failure to timely furnish any revisions of the Plans in connection with any Changes to the Plans; (iv) Tenant’s failure to pay to Landlord in a timely manner the costs referenced in Subsection 2(b) hereof with respect to any Changes to the Plans; or (v) any other act or omission caused by or on behalf of Tenant, including, without limitation, the breach by Tenant of its obligations under the Lease, as amended hereby (each, a “Tenant Delay”); then Landlord shall not be responsible for any such delays and the Premises Commencement Date shall be accelerated by the number of days of such delay as more particularly set forth in Section 7 above.

(d) Tenant hereby appoints Billy Moring as the authorized representative of Tenant for purposes of dealing with Landlord with respect to all matters involving, directly or indirectly, the Plans and the Premises Improvements, including, without limitation, any Changes to the Plans (such person hereafter referred to as the “Designated Representative”). Tenant hereby represents and warrants to Landlord that the Designated Representative has the requisite power and authority to deal with Landlord in the manner contemplated herein, and that Tenant shall be bound by the acts and omissions of the Designated Representative.

(e) Landlord at its discretion may permit Tenant and its agents to enter the Premises up to two (2) weeks prior to the Lease Commencement Date to prepare the Premises for Tenant’s use and occupancy thereof. Any such permission shall constitute a license only, conditioned upon Tenant’s: (i) working in harmony with Landlord and Landlord’s agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building; (ii) obtaining in advance Landlord’s reasonable approval of the contractors proposed to be used by Tenant; and (iii) furnishing Landlord with such insurance as Landlord may reasonably require against liabilities which may arise out of such entry. Landlord shall have the right to withdraw such license for any reason upon twenty four (24) hours’ written notice to Tenant. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property or installations in the Premises prior to the Premises Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Subsection 2(e) shall be governed by the terms of the Lease.

(f) If Landlord, for any reason whatsoever, cannot deliver possession of the Premises or any portion thereof, to Tenant on or before September 1, 2007, then (A) this Lease shall not be void or voidable, (B) neither party shall be liable to the other for any loss or damage resulting therefrom, and (C) Tenant shall not be entitled to any compensation, consolation, consideration, replacement of such space, or any or remedy from or against Landlord by reason of such failure or inability to take possession of the Premises Area or any portion thereof except as otherwise expressly set forth in Section 7 of the Lease.

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EXHIBIT “C”

OPERATING EXPENSES

The term “Operating Expenses” shall include, without limitation, the following items:

General administrative and management fees; water and sewer charges; sanitary assessments; garbage and waste disposal; license, permit and inspection fees; heat, light, power and other utilities; air conditioning and ventilation; elevator and escalator services; plumbing service; janitorial and cleaning service; maintenance, repair and service contracts; watchmen, guards and personnel engaged in the management, operation, maintenance, repair and protection of the Project, together with wages, fringe benefits, payroll taxes and employee benefits applicable thereto; insurance, including, without limitation, fire and extended coverage, rent loss and boiler and machinery coverage and personal injury and property damage liability insurance; supplies, materials, tools and equipment; all costs and expenses of contesting by appropriate legal proceedings any matter concerning operating or managing the Project or the amount of validity of any property taxes levied against the Project; the costs and expenses of all personal property, fixtures and equipment (including window washing machinery) used in the management, operation, maintenance and repair of the Project, including, without limitation, exterior window coverings provided by Landlord and carpeting in public corridors and common areas; all fees for professional services (including, but not limited to, attorneys’ and accountants’ fees) rendered in connection with the operation, administration and management of the Project; all costs and expenses of repair, maintenance and cleaning of the roof and exterior of the Building, sidewalks and related common areas (including loading docks) contiguous to the Building and all common areas (including stairs and elevators) window cleaning and similar functions; any insurance deductibles (provided, however in no event shall any insurance deductible exceed Two Thousand Five Hundred and 00/100 Dollars [$2,500.00]); all costs and expenses for repair and maintenance of all support systems serving the Project, including, but not limited to, water, electrical, gas, fuel, steam, smoke, sewage, elevator, heating, ventilation and air conditioning systems serving the Building; reserves for alterations, repairs and replacement; and all other expenditures with respect to the operation, maintenance, administration and management of the Project which are affected in accordance with accepted principles of sound management and accounting practices as applied to the operation, maintenance, administration and management of first-class office buildings in Atlanta, Georgia, all real estate taxes, assessments and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature (including any interest on such assessments whenever the same are permitted to be paid in installments) which may presently or hereafter be imposed, levied, assessed or confirmed by any lawful taxing authorities or which may become due and payable out of or for, or which may become a lien or charge upon or against the whole, or any part, of the Project, Land, Building and all other improvements now or at any time during the Lease Term constituting a part of the Project, or any taxes in lieu thereof which would be payable even if the Project were the sole property of Landlord and the income from the Project were the sole income of Landlord (all of which real estate taxes, assessments, levies, charges and costs are hereafter collectively referred to as “Taxes”); Landlord shall have sole, absolute and unrestricted right, but not the obligation, to contest the validity or amount of the taxes by appropriate proceedings, and if Landlord shall institute any such contest of its own volition, it shall have the sole, absolute and unrestricted right to settle any contest, proceeding or action upon whatever terms Landlord may, in its sole discretion, determine; and the cost, amortized over such reasonable period as Landlord shall determine, together with interest at the rate of one percent (1%) per annum above the prime rate charged by SunTrust Bank from time to time on the unamortized balance, of any capital improvements or structural alterations made to the Building by Landlord that reduce or limit costs of any item of Operating Expenses or are required under any governmental law or regulation or by Landlord’s insurance carrier; provided, however, that Operating Expenses shall not include costs of tenant improvements, real estate brokers’ commissions, interest directly related to financing the Project, costs of services directly recoverable from tenants in the Building and capital items, except the cost of capital improvements specified above. Landlord and Tenant hereby acknowledge and agree that some common area expenses may be incurred generally with respect to the Project, as opposed to being allocable solely to the Premises or to the Building in which the Premises is located. Tenant agrees to reimburse Landlord for Tenant’s Operating Expenses of the Project in accordance with Section 6 of the Lease.

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EXHIBIT “D”

RULES AND REGULATIONS
(Page 1 of 2)

1.	The sidewalks, entry passages, corridors, halls, and stairways shall not be obstructed by tenants, or used by them for any purpose other than those of ingress and egress.

2.
The water closet and other water apparatus, shall not be used for any other purpose than those for which they were constructed, and no sweepings, rubbish, or other obstructing substances shall be thrown therein.

3.
No advertisement or other notice shall be inscribed, painted, or affixed on any part of the outside or inside of the Building. Window shades, blinds, or curtains of a uniform color and pattern only, as specified by Landlord, shall be used throughout the Building to give a uniform color exposure through exterior windows. No awnings shall be placed on Building.

4.
No tenant shall do or permit to be done in the Building, or bring or keep anything thereon, which shall in any way obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fires, or with the regulations of the Fire Department, or any part thereof, or conflict with any of the rules and ordinances of the Board of Health. Tenants, their invitees, and employees shall maintain order in the Building, shall not make or permit any improper noise in the Building or interfere in any way with other tenants or those having business with them. No rooms shall be occupied or used as sleeping or lodging apartments at any time without permission of Landlord. No part of the Building shall be used or in any way appropriated for gambling, immoral, or other unlawful practices. No intoxicating liquor or liquors shall be sold in the Building by Tenant without Landlord’s permission.

5.	Tenants shall not employ any persons other than the janitors of Landlord (who will be provided with pass-keys into the offices) for the purpose of cleaning or taking care of Premises.

6.	No animals (other than assistance animals), birds, bicycles, or other vehicles shall be allowed into the offices, halls, corridors, or elsewhere in the Building.

7.
All glass, locks, and trimmings in or upon the doors and windows of the Building shall be kept whole, and when any part thereof shall be broken, the same shall immediately be replaced and put in order under direction and to the satisfaction of Landlord, or its broker, and shall be left whole and in good repair. Tenants shall not deface the Building, the woodwork, or the walls of the Premises.

8.
No additional locks or latches shall be put upon any door without the written consent of Landlord. Tenants at the termination of their Lease of the Premises shall return to Landlord all keys and security cards to doors in Building.

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EXHIBIT “D”

RULES AND REGULATIONS
(Page 2 of 2)

9.
Landlord in all cases retains power to prescribe the weight and position of iron safes, files having excessive weight, or other heavy articles. Any damage done to the Building or to tenants or to other persons by taking a safe or other heavy article in or out of Premises, for overloading a floor, or in any other manner shall be paid for by tenant causing such damage.

10.
Parking facilities supplied by Landlord for tenants shall be used for vehicles that may occupy a standard parking area only (i.e. 8’ x 13’). Moreover, the use of such parking facilities shall be limited to normal business parking and shall not be used for a continuous parking of any vehicle or trailer regardless of size.

11.	The Landlord shall not be responsible to any tenant for the non-observance or violation of any of these Rules and Regulations by any other tenants.

12.
Tenant shall not permit in the Premises any cooking or the use of any apparatus for the preparation of food nor the use of any electrical apparatus likely to cause an overload of electrical circuits, with the exception of a microwave oven, coffee machine, or refrigerator.

13.
Tenant shall maintain no food or drink coin operating vending machines within the Premises or the Building without the written consent of Landlord; such consent shall not preclude Landlord from charging Tenant for utility costs thereof. Tenant agrees that all personal property, including machines permitted by Landlord under this paragraph, brought into the Premises by Tenant, its employees, licensees and invitees shall be at the sole risk of Tenant and Landlord and shall not be liable for theft or of money deposited therein or for any damages thereto; such theft or damage being the sole responsibility of Tenant.

14.
All tenants and occupants shall observe strict care not to leave their windows or doors open when it rains or snows, or while air-conditioning or heating systems are in operation, and for any fault or carelessness in any of these respects, shall indemnify other tenants for any injury sustained by other tenants, and to Landlord for damage to paint, plastering or other parts of the Building, resulting from such default or carelessness.

15.
Landlord may waive one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing such Rules and Regulations against any or all of the other tenants of the Building.

16.
These Rules and Regulations are supplemental to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements, and conditions of any lease of any premises in the Building.

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EXHIBIT “E”

THE LAND

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